Exhibit 99.1

News Release
One Centerpointe Drive Suite 200 Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For release:	January 9, 2019, 6:00 a.m. EST	Contact:	Lorie Tekorius, Investor Relations
Justin Roberts, Investor Relations
503-684-7000

Greenbrier Reports First Quarter Results

~ Posts EPS of $0.54 ~

~ Orders for 5,400 units valued at $560 million ~

~ Affirms FY 2019 guidance ~

Lake Oswego, Oregon, January 9, 2019 – The Greenbrier Companies, Inc. (NYSE: GBX) today reported financial results for its first fiscal quarter ended November 30, 2018.

First Quarter Highlights

•	Net earnings attributable to Greenbrier for the quarter were $18.0 million, or $0.54 per diluted share, on revenue of $604.5 million.

•	Adjusted EBITDA for the quarter was $57.6 million, or 9.5% of revenue.

•	New railcar deliveries totaled 4,500 units for the quarter.

•

Diversified orders for 5,400 railcars were received during the quarter, valued at $560 million. Book-to-bill of 1.2x for the quarter, marking the third consecutive quarter with a book-to-bill over 1.0x.

•	New railcar backlog was 27,500 units with an estimated value of $2.7 billion.

•	Board declares a quarterly dividend of $0.25 per share, payable on February 20, 2019 to shareholders of record as of January 30, 2019.

•	Board extends share repurchase program two years until March 2021 and increases authorization to $100 million.

William A. Furman, Chairman and CEO, said, “Greenbrier’s performance in the first quarter of fiscal 2019 exceeded expectations and demonstrates the ability of our people to execute the Company’s business plan. Order activity was strong in the first quarter and comprised of a broad range of railcar types including double-stack intermodal units, tank cars and heavy-duty flat cars. Importantly, 20% of all new railcar orders were received from markets outside North America. We are confident in achieving our guidance for the year with approximately 90% of Greenbrier’s fiscal 2019 production plan now booked with firm orders.”

Furman concluded, “Greenbrier continues to see opportunities internationally, and expects international growth to continue from Europe and Brazil as the year progresses, with activity in the nations of the Gulf Cooperation Council and Eurasia growing over time. A thoughtful approach to capital deployment emphasizes growth at scale designed to both reinforce the Company’s position in core North American markets and expand in international railcar markets. Developing a pipeline of talent to strengthen Greenbrier’s workforce is another key strategic objective in fiscal 2019. Greenbrier will continue to invest in its business and people, a strategic approach that serves the Company, our shareholders and our employees well.”

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Greenbrier Reports First Quarter Results. . . (Cont.)	Page 2

Business Outlook

With 90% of fiscal 2019 production in backlog, and based on current business trends, Greenbrier affirms:

•	Deliveries will be approximately 24,000 – 26,000 units including Greenbrier-Maxion (Brazil) which will account for approximately 2,000 units

•	Revenue will exceed $3.0 billion

•	Diluted EPS will be $4.20 - $4.40

As noted in the “Safe Harbor” statement, there are risks to achieving this guidance. Certain orders and backlog in this release are subject to customary documentation and completion of terms.

Financial Summary

	Q1 FY19	Q4 FY18	Sequential Comparison – Main Drivers
Revenue	$604.5M	$689.2M	Down 12.3% primarily due to lower volume of deliveries including the timing of syndications
Gross margin	12.0%	15.4%	Down primarily due to product mix
Selling and administrative expense	$50.4M	$51.3M	Down modestly due to lower employee related costs
Gain on disposition of equipment	$14.4M	$4.6M	Continued rebalancing of lease portfolio
Adjusted EBITDA	$57.6M	$75.3M	Lower operating earnings
Effective tax rate	28.5%	20.1%	Reflects foreign discrete items and a change in the geographic mix of earnings; Q4 includes $4.5 million benefit related to a transition tax adjustment from the 2017 Tax Act
Earnings (loss) from unconsolidated affiliates	$0.5M	($3.1M)	Improved performance in Brazil and dissolution of GBW
Net earnings attributable to noncontrolling interest	$5.4M	$6.2M	Driven primarily by lower deliveries and timing of railcar syndications at our GIMSA JV
Adjusted net earnings attributable to Greenbrier (1)	$18.0M	$26.4M	Lower operating earnings and higher tax rate partially offset by higher earnings from unconsolidated affiliates
Adjusted diluted EPS (1)	$0.54	$0.80

(1)	Q1 FY19 includes no adjustments; Q4 FY18 excludes $4.5 million, or $0.14 per share, benefit related to a transition tax adjustment from the 2017 Tax Act.

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Greenbrier Reports First Quarter Results. . . (Cont.)	Page 3

Segment Summary

	Q1 FY19	Q4 FY18	Sequential Comparison – Main Drivers
Manufacturing
Revenue	$471.8M	$571.2M	Down 17.4% due to lower volume of deliveries
Gross margin	11.4%	14.3%	Down primarily due to product mix
Operating margin (1)	7.8%	10.9%
Deliveries (2)	4,200	5,600
Wheels, Repair & Parts
Revenue	$108.5M	$85.8M	Up 26.5% primarily attributable to return of Repair locations
Gross margin	7.0%	7.6%	Down due to repair volume inefficiencies
Operating margin (1)	3.0%	4.3%
Leasing & Services
Revenue	$24.2M	$32.2M	Down 24.8% due to lower volume of externally sourced railcar syndications
Gross margin	45.4%	54.9%	Down primarily due to increased railcar transportation costs
Operating margin (1) (3)	72.4%	54.2%	Reflects higher level of gains on disposition of equipment due to rebalancing of lease portfolio
Lease fleet utilization	94.9%	94.4%

(1)	See supplemental segment information on page 9 for additional information.
(2)	Excludes Brazil deliveries which are not consolidated into manufacturing revenue and margins.
(3)	Includes Net gain on disposition of equipment, which is excluded from gross margin.

Conference Call

Greenbrier will host a teleconference to discuss its first quarter 2019 results. In conjunction with this news release, Greenbrier has posted a supplemental earnings presentation to our website. Teleconference details are as follows:

•	January 9, 2019

•	8:00 a.m. Pacific Standard Time

•	Phone: 1-630-395-0143, Password: “Greenbrier”

•	Real-time Audio Access: (“Newsroom” at http://www.gbrx.com)

Please access the site 10 minutes prior to the start time.

About Greenbrier

Greenbrier—headquartered in Lake Oswego, Oregon—is a leading international supplier of equipment and services to global freight transportation markets. Greenbrier designs, builds and markets freight railcars and marine barges in North America. Greenbrier Europe is an end-to-end freight railcar manufacturing, engineering and repair business with operations in Poland, Romania and Turkey that serves customers across Europe and in the nations of the Gulf Cooperation Council. Greenbrier builds freight railcars and rail castings in Brazil through two separate strategic partnerships. We are a leading provider of freight railcar wheel services, parts, repair, refurbishment and retrofitting services in North America through our wheels, repair & parts business unit. Greenbrier offers railcar management, regulatory compliance services and leasing services to railroads and related transportation industries in North America. Through unconsolidated joint ventures, we produce industrial and rail castings, tank heads and other components. Greenbrier owns a lease fleet of over 9,600 railcars and performs management services for 358,000 railcars. Learn more about Greenbrier at www.gbrx.com.

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Greenbrier Reports First Quarter Results. . . (Cont.)	Page 4

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including any statements that are not purely statements of historical fact. Greenbrier uses words such as “affirms,’ “anticipates,” “believes,” “forecast,” “potential,” “goal,” “contemplates,” “expects,” “intends,” “plans,” “projects,” “hopes,” “seeks,” “estimates,” “strategy,” “could,” “would,” “should,” “likely,” “will,” “may,” “can,” “designed to,” “future,” “foreseeable future” and similar expressions to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, reported backlog and awards that are not indicative of Greenbrier’s financial results; uncertainty or changes in the credit markets and financial services industry; high levels of indebtedness and compliance with the terms of Greenbrier’s indebtedness; write-downs of goodwill, intangibles and other assets in future periods; sufficient availability of borrowing capacity; fluctuations in demand for newly manufactured railcars or failure to obtain orders as anticipated in developing forecasts; loss of one or more significant customers; customer payment defaults or related issues; policies and priorities of the federal government regarding international trade, taxation and infrastructure; sovereign risk to contracts, exchange rates or property rights; actual future costs and the availability of materials and a trained workforce; failure to design or manufacture new products or technologies or to achieve certification or market acceptance of new products or technologies; steel or specialty component price fluctuations and availability and scrap surcharges; changes in product mix and the mix between segments; labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo; production difficulties and product delivery delays as a result of, among other matters, costs or inefficiencies associated with expansion, start-up, or changing of production lines or changes in production rates, changing technologies, transfer of production between facilities or non-performance of alliance partners, subcontractors or suppliers; ability to obtain suitable contracts for the sale of leased equipment and risks related to car hire and residual values; integration of current or future acquisitions and establishment of joint ventures; succession planning; discovery of defects in railcars or services resulting in increased warranty costs or litigation; physical damage or product or service liability claims that exceed Greenbrier’s insurance coverage; train derailments or other accidents or claims that could subject Greenbrier to legal claims; actions or inactions by various regulatory agencies including potential environmental remediation obligations or changing tank car or other railcar or railroad regulation; and issues arising from investigations of whistleblower complaints; all as may be discussed in more detail under the headings “Risk Factors” and “Forward Looking Statements” in Greenbrier’s Annual Report on Form 10-K for the fiscal year ended August 31, 2018, and Greenbrier’s other reports on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. Except as otherwise required by law, Greenbrier does not assume any obligation to update any forward-looking statements.

Adjusted EBITDA, Adjusted net earnings attributable to Greenbrier and Adjusted diluted EPS are not financial measures under generally accepted accounting principles (GAAP). These metrics are performance measurement tools commonly used by rail supply companies and Greenbrier. You should not consider these metrics in isolation or as a substitute for other financial statement data determined in accordance with GAAP. In addition, because these metrics are not a measure of financial performance under GAAP and are susceptible to varying calculations, the measures presented may differ from and may not be comparable to similarly titled measures used by other companies.

We define Adjusted EBITDA as Net earnings before Interest and foreign exchange, Income tax expense (benefit), Depreciation and amortization and excluding the impact associated with items we do not believe are indicative of our core business or which affect comparability. We believe the presentation of Adjusted EBITDA provides useful information as it excludes the impact of financing, foreign exchange, income taxes and the accounting effects of capital spending. These items may vary for different companies for reasons unrelated to the overall operating performance of a company’s core business. We believe this assists in comparing our performance across reporting periods.

Adjusted net earnings attributable to Greenbrier and Adjusted diluted EPS excludes the impact associated with items we do not believe are indicative of our core business or which affect comparability. We believe this assists in comparing our performance across reporting periods.

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Greenbrier Reports First Quarter Results. . . (Cont.)	Page 5

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	November 30,	August 31,	May 31,	February 28,	November 30,
	2018	2018	2018	2018	2017

Assets
Cash and cash equivalents	$462,797	$530,655	$589,969	$586,008	$591,406
Restricted cash	8,872	8,819	9,204	8,875	8,839
Accounts receivable, net	306,917	348,406	322,328	321,795	315,393
Inventories	492,573	432,314	396,518	408,419	411,371
Leased railcars for syndication	233,415	130,926	158,194	168,748	130,991
Equipment on operating leases, net	317,282	322,855	302,074	258,417	274,598
Property, plant and equipment, net	461,120	457,196	424,035	429,465	426,961
Investment in unconsolidated affiliates	58,682	61,414	75,884	98,009	101,529
Intangibles and other assets, net	95,958	94,668	82,030	83,308	83,819
Goodwill	77,508	78,211	70,347	69,011	67,783

	$2,515,124	$2,465,464	$2,430,583	$2,432,055	$2,412,690

Liabilities and Equity
Revolving notes	$22,189	$27,725	$20,337	$7,990	$6,885
Accounts payable and accrued liabilities	438,304	449,857	447,827	461,088	441,373
Deferred income taxes	30,631	31,740	36,657	41,257	69,984
Deferred revenue	108,566	105,954	102,919	85,886	120,044
Notes payable, net	487,764	436,205	437,833	559,755	558,987
Contingently redeemable noncontrolling interest	28,449	29,768	31,135	33,046	35,209
Total equity - Greenbrier	1,257,631	1,250,101	1,225,512	1,095,447	1,032,557
Noncontrolling interest	141,590	134,114	128,363	147,586	147,651

Total equity	1,399,221	1,384,215	1,353,875	1,243,033	1,180,208

	$2,515,124	$2,465,464	$2,430,583	$2,432,055	$2,412,690

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Greenbrier Reports First Quarter Results. . . (Cont.)	Page 6

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts, unaudited)

	Three Months Ended
	November 30,
	2018	2017

Revenue
Manufacturing	$471,789	$451,485
Wheels, Repair & Parts	108,543	78,011
Leasing & Services	24,191	30,039

	604,523	559,535
Cost of revenue
Manufacturing	417,805	380,850
Wheels, Repair & Parts	100,978	72,506
Leasing & Services	13,207	16,865

	531,990	470,221

Margin	72,533	89,314

Selling and administrative	50,432	47,043
Net gain on disposition of equipment	(14,353)	(19,171)

Earnings from operations	36,454	61,442

Other costs
Interest and foreign exchange	4,404	7,020

Earnings before income tax and earnings (loss) from unconsolidated affiliates	32,050	54,422
Income tax expense	(9,135)	(18,135)

Earnings before earnings (loss) from unconsolidated affiliates	22,915	36,287
Earnings (loss) from unconsolidated affiliates	467	(2,910)

Net earnings	23,382	33,377
Net earnings attributable to noncontrolling interest	(5,426)	(7,124)

Net earnings attributable to Greenbrier	$17,956	$26,253

Basic earnings per common share:	$0.55	$0.90

Diluted earnings per common share:	$0.54	$0.83

Weighted average common shares:
Basic	32,640	29,332
Diluted	33,093	32,696

Dividends declared per common share	$0.25	$0.23

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Greenbrier Reports First Quarter Results. . . (Cont.)	Page 7

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Three Months Ended
	November 30,
	2018	2017

Cash flows from operating activities:
Net earnings	$23,382	$33,377
Adjustments to reconcile net earnings to net cash used in operating activities:
Deferred income taxes	(2,360)	(5,865)
Depreciation and amortization	20,700	18,370
Net gain on disposition of equipment	(14,353)	(19,171)
Accretion of debt discount	1,076	1,024
Stock based compensation expense	3,194	5,939
Noncontrolling interest adjustments	3,920	(875)
Other	286	477
Decrease (increase) in assets:
Accounts receivable, net	54,834	(35,510)
Inventories	(63,045)	(16,311)
Leased railcars for syndication	(116,726)	(35,541)
Other	(392)	6,304
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	(10,949)	16,676
Deferred revenue	3,314	(8,548)

Net cash used in operating activities	(97,119)	(39,654)

Cash flows from investing activities:
Proceeds from sales of assets	34,497	75,060
Capital expenditures	(28,677)	(29,893)
Investment in and advances to unconsolidated affiliates	(11,393)	—
Cash distribution from joint ventures	1,784	—

Net cash provided by (used in) investing activities	(3,789)	45,167

Cash flows from financing activities:
Net change in revolving notes with maturities of 90 days or less	(4,840)	2,561
Proceeds from issuance of notes payable	225,000	2,138
Debt issuance costs	(2,766)	—
Repayments of notes payable	(173,453)	(2,809)
Investment by joint venture partner	—	6,500
Cash distribution to joint venture partner	(3,185)	(26,900)
Dividends	(467)	(319)
Tax payments for net share settlement of restricted stock	(4,747)	(5,061)

Net cash provided by (used in) financing activities	35,542	(23,890)

Effect of exchange rate changes	(2,439)	(1,736)
Decrease in cash and cash equivalents and restricted cash	(67,805)	(20,113)
Cash and cash equivalents and restricted cash
Beginning of period	539,474	620,358

End of period	$471,669	$600,245

Balance Sheet Reconciliation
Cash and cash equivalents	$462,797	$591,406
Restricted cash	8,872	8,839

Total cash, cash equivalents and restricted cash as presented above	$471,669	$600,245

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Greenbrier Reports First Quarter Results. . . (Cont.)	Page 8

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Operating Results by Quarter for 2018 are as follows:

	First	Second	Third	Fourth	Total

Revenue
Manufacturing	$451,485	$511,827	$510,099	$571,175	$2,044,586
Wheels, Repair & Parts	78,011	88,710	94,515	85,787	347,023
Leasing & Services	30,039	28,799	36,773	32,244	127,855

	559,535	629,336	641,387	689,206	2,519,464
Cost of revenue
Manufacturing	380,850	429,165	427,875	489,517	1,727,407
Wheels, Repair & Parts	72,506	80,708	85,850	79,266	318,330
Leasing & Services	16,865	14,116	19,155	14,536	64,672

	470,221	523,989	532,880	583,319	2,110,409

Margin	89,314	105,347	108,507	105,887	409,055

Selling and administrative expense	47,043	50,294	51,793	51,309	200,439
Net gain on disposition of equipment	(19,171)	(5,817)	(14,825)	(4,556)	(44,369)

Earnings from operations	61,442	60,870	71,539	59,134	252,985

Other costs
Interest and foreign exchange	7,020	7,029	6,533	8,786	29,368

Earnings before income tax and earnings (loss) from unconsolidated affiliates	54,422	53,841	65,006	50,348	223,617
Income tax benefit (expense)	(18,135)	11,301	(15,944)	(10,115)	(32,893)
Earnings before earnings (loss) from unconsolidated affiliates	36,287	65,142	49,062	40,233	190,724
Earnings (loss) from unconsolidated affiliates	(2,910)	147	(12,823)	(3,075)	(18,661)

Net earnings	33,377	65,289	36,239	37,158	172,063
Net earnings attributable to noncontrolling interest	(7,124)	(3,647)	(3,288)	(6,223)	(20,282)

Net earnings attributable to Greenbrier	$26,253	$61,642	$32,951	$30,935	$151,781

Basic earnings per common share (1)	$0.90	$2.10	$1.03	$0.95	$4.92
Diluted earnings per common share (1)	$0.83	$1.91	$1.01	$0.94	$4.68

(1)

Quarterly amounts do not total to the year to date amount as each period is calculated discretely. Diluted earnings per common share includes the dilutive effect of the 2024 Convertible Notes using the treasury stock method when dilutive, restricted stock units that are not considered participating securities, restricted stock units that are subject to performance criteria for which actual levels of performance above target have been achieved and the dilutive effect of shares underlying the 2018 Convertible Notes, during the periods in which they were outstanding, using the “if converted” method in which debt issuance and interest costs, net of tax, were added back to net earnings. The 2018 Convertible notes matured on April 1, 2018.

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Greenbrier Reports First Quarter Results. . . (Cont.)	Page 9

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, unaudited)

Segment Information

Three months ended November 30, 2018:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$471,789	$6,201	$477,990	$36,855	$433	$37,288
Wheels, Repair & Parts	108,543	15,981	124,524	3,247	312	3,559
Leasing & Services	24,191	5,999	30,190	17,513	5,452	22,965
Eliminations	—	(28,181)	(28,181)	—	(6,197)	(6,197)
Corporate	—	—	—	(21,161)	—	(21,161)

	$604,523	$—	$604,523	$36,454	$—	$36,454

Three months ended August 31, 2018:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$571,175	$33,904	$605,079	$62,312	$3,905	$66,217
Wheels, Repair & Parts	85,787	13,931	99,718	3,648	534	4,182
Leasing & Services	32,244	1,992	34,236	17,473	1,750	19,223
Eliminations	—	(49,827)	(49,827)	—	(6,189)	(6,189)
Corporate	—	—	—	(24,299)	—	(24,299)

	$689,206	$—	$689,206	$59,134	$—	$59,134

	Total assets
	November 30, 2018	August 31, 2018
Manufacturing	$998,820	$1,020,757
Wheels, Repair & Parts	322,525	306,756
Leasing & Services	691,389	578,818
Unallocated	502,390	559,133

	$2,515,124	$2,465,464

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Greenbrier Reports First Quarter Results. . . (Cont.)	Page 10

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, excluding backlog and delivery units, unaudited)

Reconciliation of Net earnings to Adjusted EBITDA

	Three Months Ended
	November 30,	August 31,
	2018	2018
Net earnings	$23,382	$37,158
Interest and foreign exchange	4,404	8,786
Income tax expense	9,135	10,115
Depreciation and amortization	20,700	19,195

Adjusted EBITDA	$57,621	$75,254

Three Months
Ended
November 30,
2018
Backlog Activity (units)
Beginning backlog	27,400
Orders received (1)	5,400
Production held as Leased railcars for syndication	(1,100)
Production sold directly to third parties (1)	(4,200)

Ending backlog	27,500

Delivery Information (units)
Production sold directly to third parties (1)	4,200
Sales of Leased railcars for syndication	300

Total deliveries	4,500

(1)	Includes Greenbrier-Maxion, our Brazilian railcar manufacturer, which is accounted for under the equity method

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Greenbrier Reports First Quarter Results. . . (Cont.)	Page 11

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Reconciliation of common shares outstanding, adjusted net earnings attributable to Greenbrier and adjusted diluted earnings per share

The shares used in the computation of the Company’s basic and diluted earnings per common share are reconciled as follows:

	Three Months Ended
	November 30,	August 31,
	2018	2018

Weighted average basic common shares outstanding (1)	32,640	32,663
Dilutive effect of convertible notes (2)	—	—
Dilutive effect of restricted stock units (3)	453	357

Weighted average diluted common shares outstanding	33,093	33,020

(1)

Restricted stock grants and restricted stock units that are considered participating securities, including some grants subject to certain performance criteria, are included in weighted average basic common shares outstanding when the Company is in a net earnings position.

(2)

The dilutive effect of the 2024 Convertible notes was excluded for the three months ended November 30, 2018 and August 31, 2018 as the average stock price was less than the applicable conversion price and therefore was considered anti-dilutive.

(3)

Restricted stock units that are not considered participating securities and restricted stock units subject to performance criteria, for which actual levels of performance above target have been achieved, are included in Weighted average diluted shares outstanding when the Company is in a net earnings position.

	Three Months Ended
	November 30,	August 31,
	2018	2018

Net earnings attributable to Greenbrier	$17,956	$30,935
Non-recurring Tax Act benefit(1)	—	(4,535)

Adjusted net earnings attributable to Greenbrier	$17,956	$26,400

	Three Months Ended
	November 30,	August 31,
	2018	2018

Net earnings attributable to Greenbrier	$17,956	$30,935
Weighted average diluted common shares outstanding	33,093	33,020

Diluted earnings per share	$0.54	$0.94
Non-recurring Tax Act benefit(1)	—	(0.14)

Adjusted diluted earnings per share	$0.54	$0.80

(1)	Non-recurring benefit of $4.5 million in the three months ended August 31, 2018 related to the 2017 Tax Act.

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